ITEM 77Q(e)(i) - COPIES OF ANY
 NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS


SUBADVISORY AGREEMENT
	This Subadvisory Agreement ("Agreement")
 is entered into as of November 1,
2006, by and among the MTB Group of Funds, a
Delaware statutory trust (the "Trust"),
MTB Investment Advisors, Inc., a Maryland
corporation (the "Adviser"), and Copper
Rock Capital Partners (the "Subadviser").
Recitals:
	The Trust is an open-end investment
 management company registered under the
Investment Company Act of 1940, as amended
(the "1940 Act"), and has thirty-six
portfolios, including the MTB Small Cap
Stock Fund (the "Fund");
	The Trust and the Adviser have
entered into advisory agreements, each dated as
of August 22, 2003 (the "Advisory Agreement")
\ as amended, pursuant to which the
Adviser provides portfolio management services
 to the Fund and the other portfolios of
the Trust;
	The Advisory Agreement contemplates
 that the Adviser may fulfill its portfolio
management responsibilities under the
Advisory Agreement by engaging one or more
subadvisers; and
	The Adviser and the Board of
Trustees of the Trust ("Trustees" or "Board") desire
to retain the Subadviser to act as sub-
investment manager of the Fund and to provide
certain other services, and the Subadviser
 desires to perform such services under the
terms and conditions hereinafter set forth.
Agreement:
NOW, THEREFORE, in consideration of the
mutual covenants and agreements set forth
in this Agreement, the Trust, the Adviser
 and the Subadviser agree as follows:
1. 	Delivery of Documents. The Trust
and/or the Adviser has furnished the
Subadviser with copies, properly certified
or otherwise authenticated, of each of the
following:
a.	The Trust's Agreement and Declaration
 of Trust ("Declaration of Trust"),
as in effect on the date hereof;
b.	By-Laws of the Trust as in effect
on the date hereof;
c.	Resolutions of the Trustees selecting
 the Subadviser as the sub-investment
manager to the Fund and approving the form of
 this Agreement;
d.	Resolutions of the Trustees selecting
the Adviser as investment adviser to
the Fund and approving the form of the
Investment Advisory Agreement
and resolutions adopted by the initial
 shareholder of the Fund approving
the form of the Investment Advisory
Agreement;
e.	The Advisory Agreement;
f.	The Trust's current registration
 statement on Form N-1A as filed with the
Securities and Exchange Commission ("SEC"),
 including the Fund's
current prospectus and statement of
 additional information (collectively
called the "Prospectus");
g.	All current written guidelines,
policies and procedures of the Trust, which
are applicable to the Fund, the Adviser
or the Subadviser and have been
approved by the Board of Trustees of the Trust;
h.	The code of ethics of the Trust
which has been approved by the Trustees
of the Trust in accordance with Rule 17j-1
 under the 1940 Act;
i.	The Adviser's most recent Form ADV
as filed with the SEC and/or
provided to the Adviser's clients (which
 Form ADV includes, among
other things, a description of the Adviser's
 policies regarding allocation of
securities among clients with common
investment objectives, soft dollars
and brokerage selection);
j.	Those provisions of the Adviser's
Compliance Manual that apply to the
Fund;
k.	A copy of the Adviser's Proxy
 Voting Policies and Procedures; and
l.	The Trust's Anti-Money Laundering
 Policies and Procedures.
 	The Adviser will promptly furnish
the Subadviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to any of the foregoing documents. The Adviser will also furnish the Subadviser with copies of all the documents listed on Schedule 1 to this Agreement, and shall promptly notify the Subadviser of any material change in any of the Fund's investment objectives, investment strategies, investment policies, investment restrictions, guidelines or procedures set forth in any of the documents listed in Schedule 1.
 In addition, the Chief Compliance Officer for the Trust and the Adviser shall provide the Subadviser with a certification that they have adopted and approved a compliance program for the Trust adopted in accordance with Rule 38a-1 under the 1940 Act and the compliance program for the Adviser adopted in accordance with Rule 206(4)-7 under the
 Investment Advisers Act of 1940, as
amended ("Advisers Act"), respectively.
	The Chief Compliance Officer for
the Subadviser shall provide the Trust and the Adviser with copies of the Subadviser's
Compliance Policies and Procedures, a summary of its compliance program, and a certification that the Subadviser has adopted and
approved a compliance program for the Subadviser
 in accordance with Rule 206(4)-7
under the Advisers Act and such other
information as may be reasonably requested in order to permit the Board of Trustees of the Trust to make such determinations with respect to the Subadviser's compliance program as may be required under Rule 38a-1 under the 1940 Act. The Subadviser has furnished the Adviser with a copy of the Subadviser's Form ADV most recently filed with the SEC, (which Form ADV includes a description of the Subadviser's policies regarding allocation of securities among clients with common investment objectives, soft dollars and brokerage selection) at least 48 hours prior to execution of this Agreement and the code of ethics established by the
Subadviser pursuant to Rule 204A-1 under the Advisers Act and/or Rule 17j-1 under the
1940 Act ("Subadviser's Code of Ethics"). The
 Subadviser will promptly furnish the
Adviser with copies of any amendments to each
 of those documents. The Subadviser will
also provide the Adviser with the Subadviser's list of affiliated persons, as defined in the 1940 Act, at least annually, and will promptly notify Adviser in writing of any changes to that list.

 	The Subadviser will also provide the
Adviser and the Fund accountant with a list
and specimen signatures of the parties who
are authorized to act on behalf of the
Subadviser and will promptly notify Adviser
in writing of any changes to that list.
2. 	Investment Services. Subject to the
oversight of the Adviser and the Trustees, the
Subadviser will manage the portion of the Fund's
 assets allocated to the Subadviser from
time to time by the Adviser in its sole discretion
("Assets") on a discretionary basis,
including the purchase, retention and disposition
of securities, as the Fund's agent and
attorney-in-fact with full power and authority in
connection with such assets and in a
manner that is (a) consistent with the investment
 objectives, investment strategies,
investment policies and restrictions of the Fund
 as set forth in the Fund's Prospectus, (b)
in conformity with the 1940 Act, (c) compliant
with the requirements applicable to
regulated investment companies under the Internal
 Revenue Code of 1986, as amended,
and (d) compliant with all other applicable
federal securities laws and regulations,
instructions and directions received by the
Subadviser in writing from the Adviser or the
Board of Trustees, and all applicable provisions
 in the documents provided to the
Subadviser, pursuant to Section 1 above, as each
 of the documents may, from time to
time, be amended or supplemented.
 	The Subadviser will discharge its duties
 under this Agreement with the care, skill,
prudence, and diligence under the circumstances
 then prevailing that a prudent person
acting in the capacity of an investment adviser
to a registered investment Trust and
familiar with such matters would use.
 	The Subadviser will, at its own expense,
 and subject to the oversight of the
Adviser and the Board of Trustees:
(a) 	Manage on a discretionary basis the
Assets and determine from time to
time which securities will be purchased,
retained or sold by the Fund.
(b) 	Place orders with or through brokers,
 dealers or issuers in order to effect
or execute portfolio transactions for the Fund,
 subject at all times to the
Subadviser's duty to (i) use its best efforts
to obtain for the Fund the most
favorable terms (consistent with the equitable
treatment of all of the
Subadviser's clients) and best execution of
such portfolio transactions, (ii)
comply with any policy with respect to effecting
or executing portfolio
transactions for the Fund, as set forth in the
Fund's Prospectus, and (iii)
comply with any written policies and procedures
of the Trust, as approved
by the Board of Trustees from time to time as
 may be provided to the
Subadviser by the Adviser.
 	In using its best efforts to
obtain for the Fund the most favorable terms
(consistent with the equitable treatment
of all of the Subadviser's clients)
and best execution of portfolio securities,
the Subadviser, bearing in mind
the Fund's best interests at all times, shall
 consider all factors it deems
relevant, including but not limited to: the
price and size of the transaction,
the nature of the market for the security,
 the amount of the commission,
the timing of the transaction, market prices
and trends, the reputation,
experience and financial stability of the
broker or dealer involved in the
transaction, and the quality of service
 rendered by the broker or dealer in
other transactions.
 	Subject to such policies and
procedures as the Board of Trustees may
approve, the Subadviser may, to the
extent authorized by Section 28(e) of
the Securities Exchange Act of 1934,
 as amended, and any applicable
interpretations thereunder, cause the
Fund to pay a broker or dealer that
provided brokerage and research services
 to the Adviser or the Subadviser
an amount of commission for effecting
 a portfolio transaction in excess of
the amount of commission another broker
or dealer would have charged
for effecting that transaction if the
 Subadviser determines, in good faith,
that such amount of commission is
reasonable in relationship to the value
of such brokerage or research services
 provided viewed in terms of that
particular transaction or the
Subadviser's overall responsibilities to the
Fund or its other advisory clients.
 To the extent authorized by Section
28(e) and any applicable interpretations
 thereunder and the Trust's Board
of Trustees, the Subadviser shall not
 be deemed to have acted unlawfully
or to have breached any duty created
by this Agreement or otherwise
solely by reason of such action.
 	Subadviser shall not be liable
to the Adviser nor the Trust nor the Fund for
any act, conduct or omission of any
broker selected by Subadviser to
provide transaction or other services
 to the Fund, and/or any Fund Series,
provided the Subadvisor was not negligent
in the selection of such broker
and such broker was selected with reasonable
 care and in accordance with
the provisions of this clause (b).
(c) 	Submit information relating to the
valuation of the portfolio holdings as
the Adviser or the Board may reasonably
request. The Trust, the Fund and
the Adviser agree and acknowledge that
Subadviser is not a pricing agent
for the Fund or the Trust and shall not
 be liable for any valuation
determined or adopted by the Trust or
the Fund, the Fund's custodian
and/or portfolio accounting agent in
 accordance with any information
provided by the Subadviser, subject to
 the provisions of Section 10(a).
(d) 	Maintain all accounts, books
and records pertaining to the Assets ("Fund
Assets' Books and Records") as are
 required of an investment adviser of a
registered investment company
 pursuant to Section 31 of the 1940 Act and
the rules and regulations adopted
thereunder and by applicable provisions
of the Advisers Act, including,
 without limitation, a daily ledger of such
assets and liabilities relating to
the Fund, and brokerage and other records
of all portfolio transactions for the
 Fund. The Fund Assets' Books and
Records shall be available for inspection
 or duplication by the Adviser and
the Trust on any day that the Fund is
open for business, upon reasonable
request, and shall be available for
telecopying to the Adviser or the Trust
on any such business day. The Trust,
 the Fund and the Adviser agree and
acknowledge that the Subadviser is not
 an accounting agent for the Fund
or the Trust and shall not be liable
for any accounting for or by the Trust
or the Fund that relies on any information
provided by the Subadviser,
subject to the provisions of Section 10(a).
(e) 	Adviser shall be solely responsible,
 unless otherwise directed by Adviser
in writing, to take action, in accordance
 with the Adviser's Proxy Voting
Policy, with respect to matters submitted
to a vote of holders of voting
securities comprising the Assets,. Adviser
shall be solely responsible for
making all required filings of Form N-PX
with the appropriate regulatory
bodies.
(f) 	From time to time, as the Adviser or
 the Trustees may reasonably request,
furnish the Adviser and to each of the Board
 members reports of Fund's
securities transactions with respect to the
Assets and reports on securities
comprising the Assets, all in such detail as
 the Adviser or the Trustees
may reasonably request.
(g) 	Inform the Adviser and the Trustees
 of material or significant changes in
(i) investment strategy or policies that will
 be employed in managing the
Assets or (ii) key investment officers of
 the Subadviser substantially
involved in managing the Assets or (iii)
Subadviser's president, chief
executive officer, chief financial officer,
 chief operating officer or chief
compliance officer, or the persons
performing the functions of any such
office for Subadviser
(h) 	Make its officers and employees
available to meet with the Trustees and
the Adviser at such times and with such
frequency as the Trustees or the
Adviser reasonably request, on due notice
to the Subadviser, but at least
annually, to review the Fund's investment
of the Assets in light of current
and prospective market conditions.
(i) 	Furnish to the Board members such
 information as may be requested by
them in writing and as reasonably necessary
 in order for the Trustees to
evaluate this Agreement or any proposed
amendments to this Agreement
for the purpose of casting a vote pursuant
 to Section 12 or 13 hereof.
(j) 	Furnish to the Adviser such
information as may be requested by the
Adviser and reasonably necessary in
order for the Adviser to evaluate this
Agreement and the Subadviser's performance hereunder.
(k) 	The Subadviser will advise the Adviser,
 and, if instructed by the Adviser,
will advise the Fund's custodian on a prompt
 basis and Fund accountant
each day by electronic communication of each
confirmed purchase and
sale of a security for the Fund. Such
communication with respect to each
security purchased for or sold by the
Fund shall provide the following
information: the name of the issuer;
the full description of the security
including its class; the amount or number
of shares of the security
purchased or sold; the market price;
commission paid; government
charges; the gross or net price of the
security; the trade date; the settlement
date; the identity of the effecting
broker or dealer and, if different, the
identity of the clearing broker. The
Subadviser shall not accept custody or
possession of the Trust's funds or
securities. If the Subadviser
inadvertently receives funds or
securities belonging to the Fund from any
source, it shall immediately deliver
the funds/securities directly to the
Fund's custodian using an appropriate
 means of prompt delivery.
(l) 	Cooperate generally with the
Fund and the Adviser to provide information
requested by them in the possession
of the Subadviser, or reasonably
available to it, necessary for the
 preparation of the registration statement
for the Fund and all periodic reports
 to be filed by the Fund or the Adviser
with the SEC, including but not
limited to, Form N-1A, semi-annual
reports for the Fund on Form N-SAR
 and Form N-CSR, proxy voting
results on Form N-PX, portfolio
holdings on Form N-Q, shareholder
communications regarding the Fund,
 proxy materials furnished to holders
of shares of the Fund, and filings
 with state "blue sky" authorities and with
United States agencies responsible
for tax matters regarding the Fund.
(m) 	Allow the Chief Compliance
 Officer of the Trust and the Adviser and/or
his/her delegate, representatives
 of the Adviser, internal or external
auditors of the Trust and Adviser,
and regulators to visit and audit
Subadviser's operations relating
to Subadviser's services under this
Agreement as may be reasonably
requested, at reasonable times and upon
reasonable notice, but at least
once annually.
(n) 	Deliver instructions or
directions to the Adviser via such written or oral
reports as the Fund's custodian
and fund accountant may require.
Subadviser shall instruct all brokers,
 dealers or other persons executing
orders with respect to the Assets to
 forward to the Adviser and to the
Fund's custodian copies of all
 brokerage or dealer confirmations promptly
after execution of all transactions.
(o) 	Comply with all requirements
 of Rule 204A-1 under the Advisers Act and
Rule 17j-1 under the 1940 Act, including
 the requirement to submit its
Code of Ethics and any material changes
thereto to the Adviser so that the
Adviser may facilitate approval by the
Trustees. The Subadviser will
submit any material change in its Code
 of Ethics to the Adviser for
submission to the Trustees promptly
after the adoption of such change.
The Subadviser will report at least
quarterly any material violations of its
Code of Ethics or related procedures
and any related sanctions to the
Advisor for reporting to the Trustees,
 and will provide a written report to
the Adviser for reporting to the Trustees
 at least annually in accordance
with the requirements of Rule 17j-1
and Rule 204A-1 under the Advisers
Act. The Subadviser will also require
that its "Access Persons" (as such
term is defined in Rule 17j-1 and Rule 204A-1)
provide the Subadviser
with quarterly personal investment transaction
 reports and initial and
annual holdings reports, and otherwise require
such of those persons as is
appropriate to be subject to the Subadviser's
Code of Ethics.
(p) 	Provide to the Adviser, and the Adviser
 will provide to the Trust, a copy
and summary of its compliance program in accordance
 with Rule 206(4)-7
under the Advisers Act, and any material changes
thereto, at least
annually.
 	The Subadviser will not be expected or
required to take any action other than the
rendering of investment-related advice with
 respect to lawsuits involving securities
presently or formerly held by the Fund, or the
 issuers thereof, including actions involving
bankruptcy. If the Subadviser receives
information pertaining to a class action law suit,
the Subadviser will promptly forward such
information to the Adviser or, if so directed
by the Adviser, to a specified third party.
 In addition, the Subadviser will use its best
efforts to preserve any rights the Fund might
 have related to any class action law suit of
which the Subadviser is aware.
3. 	Expenses Paid by the Subadviser. The
Subadviser will pay the cost of
maintaining the staff and personnel necessary
for it to perform its obligations under this
Agreement, the expenses of office rent, telephone,
 telecommunications and other
facilities it is obligated to provide in order
to perform the services specified in Section 2,
and any other costs and expenses incurred by
it in connection with the performance of its
duties hereunder.
4. 	Expenses of the Fund Not Paid by the
Subadviser. The Subadviser will not be
required to pay any expenses of the Fund,
including those expenses typically and
customarily borne by a fund or adviser and
not otherwise specified herein, or any other
expenses that this Agreement does not expressly
state shall be payable by the Subadviser.
In particular, and without limiting the
generality of the foregoing, the Subadviser will not
be required to pay under this Agreement:
a.	the compensation and expenses of
Trustees and of independent advisers,
independent contractors, consultants,
managers and other agents employed
by the Trust or the Fund other than
through the Subadviser;
b.	organization and offering
expenses of the Fund (including out of pocket
expenses);
c.	legal, accounting and auditing
fees and expenses of the Trust or the Fund;
d.	the fees and disbursements of
custodians and depositories of the Trust or
the Fund's assets, or any fees and
expenses of the Fund's administrator,
transfer agents, disbursing agents,
plan agents and registrars;
e.	the Fund's interest expenses;
f.	taxes and governmental fees
 assessed against the Trust or the Fund's
assets and payable by the Trust or the Fund;
g.	dues and expenses of each of
 the Fund or the Adviser for its respective
membership in investment trade organizations;
h.	cost of insurance relating to
 fidelity bond coverage or directors and
officers/ errors and omissions coverage
for the Fund or the Adviser;
i.	the cost of preparing, printing and
mailing Prospectuses, dividends,
distributions, reports, notices and proxy
 materials to shareholders of the
Trust or the Fund, except that the Subadviser
 shall bear the costs of
providing the information referred to in
Section 2(l) to the Adviser;
j.	brokers' commissions and underwriting fees;
k.	the payments for maintaining the Fund's
 books and records (other than
those books and records the Subadviser maintains
 in connection with the
performance or its duties under this Agreement)
and any expense
associated with calculating the daily net asset
 value of the shares of the
Fund; and
l.	expenses of any shareholder meetings.
5. 	Registration as an Adviser. The Subadviser
hereby represents and warrants that
it is registered with the SEC as an investment
adviser, and covenants that it intends to
remain so registered for the duration of this
 Agreement. Subadviser shall notify the
Adviser immediately in the event that Subadviser
 ceases to be registered with the SEC as
an investment adviser under the Advisers Act.
6. 	Compensation of the Subadviser. For all
 services to be rendered, facilities
furnished and expenses paid or assumed by the
Subadviser as herein provided for the
Funds, the Adviser will pay the Subadviser an
annual fee equal to 0. 72% of the first $50
million of average daily net asset value of the
Assets and 0.66% on average daily net
asset value of the Assets exceeding $50 million.
 Such fee shall accrue daily and be paid
monthly. The "average daily net assets" of the
Assets shall be determined on the basis set
forth in the Fund's Prospectus or, if not
described therein, on such basis as is consistent
with Rule 2a-4 and Rule 22c-1 under the 1940 Act
 and the regulations promulgated
thereunder. The Subadviser will receive a pro
 rata portion of such monthly fee for any
periods in which the Subadviser advises the Fund
less than a full month. The Subadviser
understands and agrees that neither the Trust nor
 the Fund has any liability for the
payment of Subadviser's fee hereunder and that the
 payment of fees owed to the
Subadviser shall be the sole responsibility of the Adviser.
7. 	Other Activities of the Subadviser and Its
 Affiliates. It is understood that the
services under this Agreement are not exclusive and
 that nothing in this Agreement shall
prevent the Subadviser or any of its affiliates or
 associates from engaging in any other
business or from acting as investment adviser or
 manager for any other person or entity
or providing similar services to any other person
 or entity, whether or not having
investment policies or a portfolio similar to the
 Fund. It is specifically understood that
officers, trustees/directors and employees of the
Subadviser and those of its affiliates may
engage in providing portfolio management services
and advice to other investment
advisory clients of the Subadviser or of its affiliates.
8. 	Avoidance of Inconsistent Position. In
 connection with purchases or sales of
portfolio securities for the account of the Fund with respect to the Assets, neither the Subadviser nor any of its trustees/directors, officers or employees will act as principal or agent or receive any commission, except in compliance with applicable law and the relevant policies and procedures of the Fund.
 The Subadviser shall not knowingly
recommend that the Fund, with respect to the Assets, purchase, sell or retain securities of any issuer in which the Subadviser has a material financial interest without obtaining
prior approval of the Adviser prior to the
 execution of any such transaction.
 	Nothing herein contained shall limit or
 restrict the Subadviser or any of its
officers, affiliates or employees from buying, selling or trading in any securities for its or their own account or accounts. The Trust and Fu nd acknowledge that the Subadviser and its officers, affiliates and employees, and its other clients may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of by the Fund with respect to the Assets. The Subadviser shall have no obligation to acquire with respect to the Assets, a position in any investment that the Subadviser may acquire for its own account or the Subadviser, its officers, affiliates under the control of the Subadviser or employees may acquire for the account of another
client if, in the sole discretion of the Subadviser, it is not feasible or desirable to acquire a position in such investment for the Fund. The
Subadviser shall have no obligation to
acquire with respect to the Assets a position in any investment that the Subadviser's affiliates that are not under the control of the Subadviser acquire or that the Subadviser's officers or employees acquire for their own accounts. Nothing herein contained shall prevent the Subadviser from purchasing or recommending the purchase of a particular security for one or more funds or clients while other funds or clients may be selling the same security. The Subadviser expressly acknowledges and agrees, however, that in any of the above described transactions, and in all cases, the Subadviser is obligated to fulfill its fiduciary duty as Subadviser to the Fund, with respect to the Assets, and it shall require such of its Access Persons as is appropriate to comply with the requirements of the Subadviser's Code of Ethics.
 	When a security proposed to be purchased or sold for the Assets is also to be purchased or sold for other accounts managed by the
 Subadviser at the same time, the
Subadviser shall make such purchase or sale on a pro-rata, rotating or other fair and equitable basis so as to avoid any one account being preferred over any other account.
The Subadviser shall disclose to the Adviser and to the Trustees the method used to allocate purchases and sales among the Subadviser's
 investment advisory clients. It is
further understood that the Subadviser may, but shall
not be obligated to, aggregate the
orders for securities to be purchased or sold.
9. 	No Partnership or Joint Venture. The Trust,
 the Fund, the Adviser and the
Subadviser are not partners of or joint venturers
 with each other and nothing herein shall
be construed so as to make them such partners or
 joint venturers or impose any liability
as such on any of them.
10. 	Limitation of Liability and Indemnification.
(a) 	In the absence of (i) willful misfeasance,
 bad faith, or gross negligence on
the part of the Subadviser or reckless disregard of
its duties, (ii) the failure
to disclose to the Adviser a material fact regarding
 the Subadviser or its
investment advisory services as they relate to the
Fund; (iii) the failure to
correct any untrue statement of a material fact
regarding the Subadviser
made by the Subadviser to the Adviser, or (iv) the
 reckless disregard by
the Subadviser of its obligations and duties under
 this Agreement, the
Subadviser shall not be subject to any liability
 to the Adviser, the Trust or
the Fund, any shareholder of the Fund, or to any
 person, firm or
organization, for any act or omission in the course
 of or in connection with
rendering its services under this Agreement.
 Specifically, the Subadviser
shall not be liable to the Adviser, the
 Trust or the Fund for any error of
judgment or mistake of law, subject to
the limitations of Section 17(j) of
the 1940 Act. Nothing herein, however,
 shall derogate from the
Subadviser's obligations under federal
and state securities laws.
Subadviser will maintain a reasonable
amount of fidelity bond insurance
coverage and shall provide evidence of
such coverage upon request of
Adviser.
(b) 	In the absence of (i) willful
misfeasance, bad faith or gross negligence on
the part of the Adviser or reckless
disregard of its duties, (ii) the failure of
the Adviser to disclose in the Prospectus
r any filing made with the SEC
with respect to the Trust, the Fund or
 the Adviser any material fact; (iii)
the failure by the Adviser to correct
 any untrue statement of a material fact
contained in the Prospectus or any
other filing made with the SEC
regarding the Trust, the Fund or the
Adviser; or (iv) the reckless disregard
by the Adviser of its obligations and
duties under this Agreement, Adviser
shall not be subject to any liability
 to Subadviser for any act or omission in
the course of or in connection with the
 Adviser's carrying out its duties
and obligations under this Agreement.
Specifically, the Adviser shall not
be liable to the Subadviser for any
 error of judgment or mistake of law.
Nothing herein, however, shall derogate
 from the Adviser's obligations
under federal and state securities laws.
(c) 	Subadviser and Adviser shall
 each defend, indemnify and hold harmless
the other party and the other party's
affiliates, officers, trustees/directors,
members, employees and agents, from and
against any claim, loss,
liability, judgment, awards, settlements
 for which prior approval of the
indemnifying party is obtained, damages,
 deficiency, penalty, cost or
expense (including without limitation
 reasonable attorneys' fees and
disbursements for external counsel)
resulting from (i) the reckless
disregard of the indemnifying party'
s obligations and duties hereunder; (ii)
willful misfeasance, bad faith or
 gross negligence on the part of the
indemnifying party, its officers,
trustees/directors, members, employees
and agents with respect to this
Agreement or the Fund or (iii) the
 failure of
the indemnifying party to disclose
 any material fact or the failure of the
indemnifying party to correct any
untrue statement of a material fact
whether such claim, loss, liability,
 damages, deficiency, penalty, cost or
expense was incurred or suffered
directly or indirectly.
(d) 	Adviser is liable to, and
 shall indemnify, the Fund and the
Trust for any
acts and omissions of the Subadviser
 to the same extent the Adviser, under
the terms of the Advisory Agreement,
 is liable to, and must indemnify the
Fund and the Trust for the Adviser's
 acts and omissions.
(e) 	The indemnification provisions
 in Section 10 of the Agreement shall
survive the termination of this Agreement.
11. 	Assignment and Amendment. This
 Agreement may not be assigned by the
Subadviser, and shall automatically
 terminate, without the payment of
 any penalty, in the
event: (a) of its assignment,
 including any change in control of the Adviser or the
Subadviser which is deemed to be
an assignment under the 1940 Act, or (b) that the
Advisory Agreement is assigned or
terminates for any reason. Trades that were placed
prior to such termination will not
 be canceled; however, no new trades will be placed
after such termination is effective
and notice of such termination has
 been communicated
to the Subadviser as set forth in
Section 14(f). Termination of this Agreement shall not
relieve the Adviser or the Subadviser
 of any liability incurred hereunder.
 	The terms of this Agreement
shall not be changed unless such change is agreed to
in writing by the parties hereto and
 is approved by the affirmative vote of a majority of
the Trustees of the Trust voting in
person, including a majority of the Trustees who are
not interested persons of the Trust
 the Adviser or the Subadviser, at a
meeting called for
the purpose of voting on such change,
and (to the extent required by the 1940 Act) unless
also approved at a meeting by the
affirmative vote of the majority of outstanding voting
securities of the Fund.
12. 	Duration and Termination.
This Agreement shall become effective as of the
date first above written and shall
remain in full force and effect for a period of two years
from such date, and thereafter for successiv
e periods of one year (provided such
continuance is approved at least annually
in conformity with the requirements of Section
15 of the 1940 Act) unless the Agreement is
terminated automatically as set forth in
Section 11 hereof or until terminated as follows:
(a) 	The Trust or the Adviser may at any
time terminate this Agreement,
without payment of any penalty, by not more
than 60 days' prior written
notice delivered or mailed by registered mail,
 postage prepaid, or by
nationally recognized overnight delivery service,
 receipt requested, to the
Subadviser. Action of the Trust under this
subsection may be taken either
by (i) vote of its Trustees, or (ii) the a
ffirmative vote of the outstanding
voting securities of the Fund; or
(b) 	The Subadviser may at any time
terminate this Agreement by not less than
one hundred twenty (120) days' prior written notice
 by facsimile or
delivered via registered mail, postage prepaid or
 a nationally recognized
overnight delivery service, receipt requested, to
the Adviser.
 	Termination of this Agreement pursuant to
this Section shall be without payment
of any penalty.
 	Fees payable to Subadviser for services
 rendered under this Agreement will be
prorated to the date of termination of the Agreement.
 	In the event of termination of this Agreement
for any reason, the Subadviser shall,
immediately upon receiving notice of termination
 or a receipt acknowledging delivery of
a notice of termination to Adviser, or such later
date as may be specified in such notice,
cease all activity on behalf of the Fund and with
respect to the Assets, except as expressly
directed by the Adviser, and except for the
settlement of securities transactions already
entered into for the account of the Fund with respect
 to the Assets. In addition, the
Subadviser shall deliver copies of the Fund Assets'
 Books and Records to the Adviser
upon request by such means and in accordance with
such schedule as the Adviser shall
reasonably direct and shall otherwise cooperate,
 as reasonably directed by the Adviser, in
the transition of Fund investment management to
any successor to the Subadviser,
including the Adviser; provided however that the
Subadviser shall be permitted to retain
at its own expense a separate copy of such records
for its own protection and may not
disclose such information to other parties unless
required by any law, rule, regulation or
order of a court or government authority.
13. 	Approval of Agreement. The parties hereto
acknowledge and agree that the
obligations of the Trust, the Adviser, and the
Subadviser under this Agreement shall be
subject to the following condition precedent:
this Agreement shall have been approved by
the vote of a majority of the Trustees, who are
 not interested persons of the Trust, the
Adviser or the Subadviser, at a meeting called
for the purpose of voting on such approval.
14. 	Miscellaneous.
(a)	The captions in this Agreement are
included for convenience of reference
only and in no way define or limit any of
the provisions hereof or
otherwise affect their construction or
effect. This Agreement may be
executed simultaneously in two or more
counterparts, each of which shall
be deemed an original, but all of which
together shall constitute one and
the same instrument. The obligations of
 the Trust and the Fund are not
personally binding upon, nor shall resor
t be had to be private property of,
any of the Trustees, shareholders, officers,
employees or agents of the
Trust or the Fund, but only the Fund's
property shall be bound. The Trust
or the Fund shall not be liable for the
obligations of any other series of the
Trust.
(b) 	Any information supplied by the
 Trust or the Adviser to the Subadviser in connection with the performance of the S ubadviser's duties hereunder, or learned by the Subadviser as a result of
its position as Subadviser to the
Fund, which information is not otherwise
in the public domain, is to be
regarded as confidential information for
use by the Subadviser only in
connection with the performance of its
duties hereunder. Any such
information in the hands of the Subadviser
may be disclosed as necessary
to comply with any law, rule, regulation
or order of a court or government
authority.
(c) 	Any information supplied by the
Subadviser to the Trust or the Adviser in
connection with the performance of the
Subadviser's duties under this
Agreement or learned by the Trust or the
Adviser as a result of the
services provided by the Subadviser under
this Agreement, which
information is not otherwise in the public
domain, is to be regarded as
confidential information for use by the Adv
iser, the Fund and/or its agents
only in connection with the Fund and its investments.
Any such
information in the hands of either party may be
disclosed as necessary to
comply with any law, rule, regulation or order
of a court or government
authority.
(d) 	The Subadviser agrees to submit any
proposed sales literature it prepares,
or that is prepared at its direction or on its
 behalf, (including
advertisements, whether in paper, electronic or
Internet medium) which
mentions the Trust or the Fund (other than the
use of the Fund's name in a
list of clients of the Subadviser, for which
 Subadviser is specifically
authorized so to use), to the Adviser and to
 the Fund's distributor for
review and filing with the appropriate regulatory
 authority prior to public
release of any such sales literature; provided,
 however, that nothing herein
shall be construed so as to create any
obligation or duty on the part of the
Subadviser to produce sales literature for
 the Trust or the Fund.
(e) 	The Trust and the Adviser agree to
 submit any proposed sales literature
that mentions the Subadviser (other than
identifying the Subadviser as
subadviser to the Fund) to the Subadviser
for review prior to use and the
Subadviser agrees to promptly review such
 materials by a reasonable and
appropriate deadline. The Trust agrees to
cause the Adviser and the
Trust's distributor to promptly review all
such sales literature for
compliance with relevant requirements, to
promptly advise the Subadviser
of any deficiencies contained in such sales
literature, and to promptly file
complying sales literature with the relevant
regulatory authorities. Neither
the Adviser, nor the Trust nor the Fund nor
 any affiliate of the foregoing
will use the registered trademarks, service
 marks, logos, names or any
other proprietary designations of Subadviser,
 its subsidiaries and/or
affiliates (collectively, "Subadviser Marks")
 in any advertising or
promotional materials without Subadviser's
 prior written approval, which
will not be unreasonably withheld. Adviser
and Subadviser will work
together to develop mutually agreeable
 standards and procedures for the
review of materials bearing Subadviser
Marks to facilitate the efficient
creation and use of such advertising or
promotional materials.
(f) 	All notices, consents, waivers
and other communications under this
Agreement must be in writing and, other
than notices governed by Section
12 above, will be deemed to have been duly
given when (i) delivered by
hand (with written confirmation of receipt),
(ii) sent by telecopier,
provided that receipt is confirmed by return
 telecopy and a copy is sent by
overnight mail via a nationally recognized o
vernight delivery service
(receipt requested); (iii) when received by
the addressee, if sent via a
nationally recognized overnight delivery ser
vice (receipt requested) or
U.S. mail (postage prepaid), in each case to
the appropriate address and
telecopier number set forth below (or to such
other address and telecopier
number as a party may designate by notice to
the other parties):
Subadviser: 	Copper Rock Capital Partners
 	200 Clarendon Street, 52nd Floor
 	Boston MA  02116
 	Attention: Michael Sakala,
 		Chief Financial Officer and
		Chief Compliance Officer
 	Telephone Number:  (617) 369-7108
 	Facsimile Number:  (617) 369-7208
 	Email: msakala@CopperRockCapital.com

Adviser: 	MTB Investment Advisors, Inc.
 	100 East Pratt Street, 17th Floor
 	Baltimore, MD  21202
 	Attention:  President
 	Telephone Number: (410) 986-5650
 	Facsimile Number:  (410) 986-5660

Trust: 	MTB Group of Funds
 	5800 Corporate Drive
 	Pittsburgh, Pennsylvania 15237-7010
 	Attention: Secretary
 	Telephone Number: (412) 288-1900
 	Facsimile Number: (412) 288-8141
(g) 	For purposes of this Agreement: (i)
"affirmative vote of a majority of the
outstanding voting securities of the Fund"
 means the affirmative vote, at
an annual meeting or a special meeting of

the shareholders of the Fund,
duly called and held, (A) of 67% or more
 of the shares of the Fund present
(in person or by proxy) and entitled to vote
 at such meeting, if the holders
of more than 50% of the outstanding shares of
the Fund entitled to vote at
such meeting are present (in person or by proxy),
or (B) of more than 50%
of the outstanding shares of the Fund entitled to
vote at such meeting,
whichever is less; and (ii) "interested person"
and "assignment" shall have
the respective meanings as set forth in the 1940
Act, subject, however, to
such exemptions as may be granted by the SEC under
the 1940 Act.
(h) 	This Agreement shall be construed in
 accordance with the laws of the
State of New York and the applicable provisions
of the 1940 Act.
(i) 	The provisions of this Agreement are
independent of and separable from
each other and no provision shall be affected
or rendered invalid or
unenforceable by virtue of the fact that for
any reason any other or others
of them may be deemed invalid or unenforceable
 in whole or in part.
(j) 	Subadviser agrees to maintain the
ecurity and confidentiality of
nonpublic personal information ("NPI") of
 Fund customers and
consumers, as those terms are defined in
Regulation S-P, 17 CFR Part
248. Subadviser agrees to use and redisc
lose such NPI for the limited
purposes of processing and servicing
transactions; for specific law
enforcement and miscellaneous purposes;
 and to service providers or in
connection with joint marketing arrangements
 directed by the Fund, in
each instance in furtherance of fulfilling
Subadviser's obligations under
this Agreement and consistent with the
 exceptions provided in 17 CFR
Sections 248.14, 248.15 and 248.13,
respectively.
(k) 	Any question of interpretation
 of any term or section of this Agreement
having a counterpart in or otherwise
derived from a term or provision of
the 1940 Act or Advisers Act shall be
 resolved by reference to such term
or provision of the 1940 Act or
Advisers Act and interpretation thereof, if
any, by the United States courts or,
 in the absence of any controlling
decision of any such court, by rules,
 regulations or orders of the SEC
validly issued pursuant to the 1940
 Act or Advisers Act. In addition,
where the effect of a requirement of
the 1940 Act or Advisers Act
reflected in any provision of this
Agreement is relaxed by rule, regulation
or order of the SEC, whether of special
 or general application, such
provision shall be deemed to incorporate
the effect of such rule, regulation
or order.
(l) 	In the event the Subadviser may
deem it advantageous to the Fund to place
portfolio securities trades for the Fund
 through (a) a broker-dealer affiliate
of the subadviser to another portfolio of
the Trust; or (b) a broker-dealer
affiliate of the subadviser to a discrete
 portion of the Fund, the Subadviser
may engage in such trades under Rule
 17a-10 under the 1940 Act without
complying with certain provisions of Rule
 17e-1 under the 1940 Act,
provided that Subadviser does not consult
 with any entity which
subadvises any other portfolio of the Trust
, or any portion of any such
portfolio ("Another Subadvised Fund"),
concerning transactions for the
Fund or Another Subadvised Fund.
(m) 	Each of the Adviser and Subadviser
represents and warrants to the other
that it has a business continuity plan
designed to restore services as
promptly as practical as a result of work
stoppage, power or other
mechanical failure, natural disaster,
governmental action, communication
disruption or other impossibility of performance.
15.	Limitations of Liability of Trustees
 and Shareholders of the Trust. The
execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Trust, but bind only the appropriate property of the Fund, or Class, as provided in the Declaration of Trust.
 	IN WITNESS WHEREOF, the parties hereto
have caused this instrument to be
signed on their behalf by their duly authorized officers as of the date first above written.

MTB GROUP OF FUNDS

By: /s/ Judith J. Mackin
Name:  Judith J. Mackin
Title:  Vice President


MTB INVESTMENT ADVISORS, INC.

By: /s/ William F.Dwyer
Name: William F. Dwyer
Title: President


COPPER ROCK CAPITAL PARTNERS

By: /s/ Michael Sakala
Name:  Michael Sakala
Title: Chief Financial Officer and Chief
 Compliance Officer


SCHEDULE 1
Custody Agreement between the Trust and
 the Fund's custodian ("Custodian"), including information as to:
The Fund's nominee
The federal tax identification numbers of the Fund and its nominee
All routing, bank participant and account numbers and other information necessary to provide proper instructions for transfer and delivery of securities to the Fund's account at the Custodian
Name, address, telephone and Fax number of the Custodian' s employees responsible for the Fund's accounts
The Fund's pricing service and contact persons
All applicable procedures and guidelines adopted by the Board of Trustees or the Adviser regarding management of the Fund, including but not limited to:
Rule 17a-7 Procedures (relating to transactions with affiliated persons)
Guidelines for Determining Fair Value of Securities
Net Asset Value Correction Policies and Procedures
Evaluating the liquidity of securities
Segregation of liquid assets in connections with firm commitments and standby commitments
Derivative contracts and securities
Repurchase Agreement Guidelines
Rule 10f-3 (relating to affiliated underwriting syndicates) Rule 17a-7 (relating to interfund transactions)
Rule 17e-1 and 17a-10 (relating to transactions with affiliated brokers) and
Procedures for cash sweep investments in money market funds Monitoring portfolio compliance
Subadviser supervision
Daily review of pricing
Any master agreements that the Trust has entered into o n behalf of the Fund, including:
Master Repurchase Agreement
Master Foreign Exchange Netting Agreements
Master Swap Agreements
Form of Securities Lending Agency Agreement

Other agreements that the Trust has entered into on behalf of the Fund, including:
Investment Advisory Agreement
Other relevant documents, including:
CFTC Rule 4.5 letter

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